UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2022

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-51160	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Item 1.01.	Entry into a Material Definitive Agreement.

Disclosure about an Employment Agreement between Mobiquity Technologies, Inc. and Don (Trey) W. Barrett III in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2022 Don (Trey) W. Barrett III accepted the position of Chief Operations and Strategy Officer of Mobiquity Technologies, Inc. The Company entered into an Employment Agreement with Mr. Barrett, effective as of January 1, 2022, for an initial term of two years, which may be renewed for successive one-year terms, with an annual salary of $275,000. Mr. Barrett will be entitled to an annual bonus of up to 100% of his annual salary each year based on the attainment of performance standards, targets or goals which will be mutually agreed upon by the Company and Mr. Barrett.

Mr. Barrett was granted non-statutory options to purchase up to 150,000 shares of common stock, at a price of $4.565 per share out of the Company’s 2021 Employee Benefit and Consulting Services Compensation Plan. The options will vest in three substantially equal annual installments of 50,000 shares each on the first, second and third anniversaries of the date of the Employment Agreement provided Mr. Barrett is employed by the Company on those dates, subject to acceleration if Mr. Barrett is terminated without cause, he resigns for good reason, or certain change of control events occur.

Additionally, Mr. Barrett was granted 25,000 shares of restricted stock as a signing bonus pursuant to his Employment Agreement, and not out of any other plan, which will vest in full on the six-month anniversary of the date of his Employment Agreement provided he is employed by the Corporation on that date.

Mr. Barrett’s employment Agreement contains customary provisions permitting the Company to terminate Mr. Barrett’s employment for cause or Mr. Barrett’s disability, and entitling Mr. Barrett to terminate his employment for good reason, before the end of the contractual employment period.

Under the Employment Agreement, Mr. Barrett would be entitled to payment of an amount equivalent to his annual salary for a period of 12 months after termination if his employment is terminated by the Company without cause or due to his disability, or Mr. Barrett terminates his employment for good reason. Additionally, if Mr. Barrett’s employment is not renewed at the end of the initial employment period or any renewal period, Mr. Barrett would be entitled to payment of an amount equivalent to his annual salary for a period of nine months after termination.

Item 7.01	Regulation FD Disclosure

On January 6, 2022, the Company issued a press release announcing the engagement of Mr. Barrett as the Company’s Chief Operations and Strategy Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibits 99.1 and 99.2 to comply with Regulation FD. Such information, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 6, 2022	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

3